Exhibit 99.4

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 6, 2016, nine wholly-owned subsidiaries (the “Sellers”) of AdCare Health Systems, Inc. (the “Company”) completed the sale of nine facilities located in Arkansas, together with substantially all of the fixtures, equipment, furniture and other assets relating to such facilities (the “Arkansas Facilities”), to Little Ark Realty Holdings, LLC (the “Purchaser”), an affiliate of Skyline Healthcare LLC (“Skyline”). Prior to the closing of the sale of the Arkansas Facilities (the “Closing”), the Sellers leased the Arkansas Facilities to Skyline.
The aggregate purchase price paid to the Sellers for the Arkansas Facilities was $55.0 million, which purchase price consisted of: (i) a non-refundable deposit of $1.75 million; (ii) cash consideration of $50.25 million paid to the Sellers at the Closing; and (iii) a promissory note (the “Note”) from JS Highland Holdings LLC, an affiliate of Skyline (the “Borrower”), in favor of the Company with a principal amount of $3.0 million.
The principal amount of the Note, together with all accrued and unpaid interest, is due and payable on March 31, 2022 (the “Maturity Date”). The Borrower is required to make payments of interest only commencing on October 30, 2016 and on the last day of each month thereafter until the Maturity Date. The Note provides that simple interest shall accrue on the unpaid balance of the Note at rate of ten percent (10%) per annum. Such interest rate will increase by two percent (2%) on each anniversary date of the Note beginning in year three if the Note is still outstanding at that time. The Note is guaranteed by Joseph Schwartz, the manager of Skyline, and Roselyn Schwartz (collectively, the “Guarantors”). The Guarantors have agreed to pay the outstanding principal amount of the Note, together with all accrued and unpaid interest, upon, among other events, written notice from the Company to the Guarantors any time on or after the two year anniversary of the Note. In connection with the Closing, the Company agreed to subordinate its right to receive payment under the Note to the rights of lenders under certain revolving and term loans made to affiliates of Skyline.

Exhibit 99.4

The following unaudited pro forma financial information are based on the Company's historical consolidated financial statements after giving effect to the sale of the Arkansas Facilities.
The unaudited pro forma consolidated balance sheet as of June 30, 2016, has been prepared to give effect to the sale of the the Arkansas Facilities as if it had occurred June 30, 2016. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2016 and the twelve months ended December 31, 2015, have been prepared to give effect to the sale of the Arkansas Facilities as if it had occurred on January 1, 2016 and January 1, 2015, respectively.
The unaudited pro forma financial information was prepared utilizing the Company's historical financial data derived from the interim consolidated financial statements included in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016 and from the audited consolidated financial statements for the year ended December 31, 2015, included in the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2016. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon the available information and assumptions that management believes are reasonable.
The unaudited pro forma financial information are for informational purposes only and are not necessarily indicative of what the Company's financial performance and financial position would have been had the transactions completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

Exhibit 99.4

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
JUNE 30, 2016
(Amounts in 000’s)

	(Unaudited)		Pro Forma
ASSETS	June 30, 2016	Adjustments	June 30, 2016
Current assets:
Cash and cash equivalents [1]	$3,249	$19,652	$22,901
Restricted cash	1,443	—	1,443
Accounts receivable, net	3,994	—	3,994
Prepaid expenses and other	1,817	—	1,817
Assets of disposal group held for sale [2]	49,353	(49,175)	178
Total current assets	59,856	(29,523)	30,333

Restricted cash and investments	3,535	—	3,535
Property and equipment, net	79,617	—	79,617
Intangible assets - bed licenses	2,471	—	2,471
Intangible assets - lease rights, net	3,087	—	3,087
Goodwill	2,105	—	2,105
Lease deposits	1,411	—	1,411
Other assets [3]	3,352	2,964	6,316
Total assets	$155,434	$(26,559)	$128,875
LIABILITIES AND DEFICIT
Current liabilities:
Current portion of notes payable and other debt	$19,306	$—	$19,306
Current portion of convertible debt	7,700	—	7,700
Accounts payable	4,340	—	4,340
Accrued expenses and other [4]	5,329	(1,674)	3,655
Liabilities of disposal group held for sale [5]	32,160	(32,160)	—
Total current liabilities	68,835	(33,834)	35,001

Notes payable and other debt, net of current portion:
Senior debt, net	48,614	—	48,614
Bonds, net	6,547	—	6,547
Convertible debt, net	1,352	—	1,352
Other debt, net	295	—	295
Other liabilities [6]	4,078	(900)	3,178
Deferred tax liability	389	—	389
Total liabilities	130,110	(34,734)	95,376

Preferred stock	59,261	—	59,261

Stockholders' equity:
Common stock and additional paid-in capital	61,366	—	61,366
Accumulated deficit [7]	(95,303)	8,175	(87,128)
Total stockholders' deficit	(33,937)	8,175	(25,762)
Total liabilities and stockholders' deficit	$155,434	$(26,559)	$128,875
Notes:
1.Cash impact from the sale of the Arkansas Facilities, net of liabilities held for sale.
2.Removal of Arkansas Facilities held for sale.
3.Addition of Skyline Note of $3.0 million, net of other adjustments of $36.
4.Application of earnest deposit of $1.0 million toward purchase consideration of Arkansas Facilities, and payment of outstanding accrued property taxes and accrued interest expense.
5.Repayment of associated mortgage debt and write-off of deferred financing costs.
6.Application of lease security deposit toward purchase consideration of Arkansas Facilities.
7.Equity impact on sale of Arkansas Facilities.

Exhibit 99.4

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(Amounts in 000’s, except per share data)

	Unaudited		Pro Forma
	Six Months Ended		Six Months Ended
	June 30, 2016	Adjustments	June 30, 2016
Revenues:
Rental revenues [1]	$13,739	$(2,545)	$11,194
Management fee and other revenues	507	—	507
Total revenues	14,246	(2,545)	11,701
Expenses:
Facility rent expense	4,347	—	4,347
Depreciation and amortization [2]	3,052	(756)	2,296
General and administrative expense	4,677	—	4,677
Other operating expense [3]	1,172	(394)	778
Total expenses	13,248	(1,150)	12,098

Income (loss) from operations	998	(1,395)	(397)

Other (income) / expense:
Interest expense, net [4]	3,576	(1,254)	2,322
Loss on extinguishment of debt [5]	—	763	763
Gain on disposal of assets [6]	—	(8,008)	(8,008)
Other expense [7]	51	290	341
Total other (income) / expense, net	3,627	(8,209)	(4,582)

(Loss) / income from continuing operations before income taxes	(2,629)	6,814	4,185
Income tax expense	—	—	—
(Loss) / income from continuing operations	(2,629)	6,814	4,185

Preferred stock dividends	(3,578)	—	(3,578)

Net (loss) / income attributable to AdCare Health Systems, Inc. Common Stockholders [8]	$(6,207)	$6,814	$607

Net loss (income) per share of common stock attributable to
AdCare Health Systems, Inc.
Basic and diluted:
Continuing operations	$(0.31)		$0.03

Weighted average shares of common stock outstanding:
Basic and diluted	19,896		19,896
Notes:
1.Eliminates the results of rent revenues for the Arkansas Facilities.
2.Adjusts depreciation for the Arkansas Facilities.
3.Eliminates other operating expenses, such as private mortgage insurance associated with the Arkansas Facilities.
4.Interest expense eliminated on sale of Arkansas Facilities, net of $150 interest income on the Skyline Note.
5.Costs associated with write-off of deferred financing costs and the incurrence of prepayment penalties on early retirement of debt.
6.Gain on sale of the Arkansas Facilities.
7.Expenses associated with payment of property taxes on the Arkansas Facilities.
8.Amount excludes net loss from discontinued operations of $4,303.

Exhibit 99.4

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2015
(Amounts in 000’s, except per share data)

	Audited		Pro Forma
	Twelve Months Ended		Twelve Months Ended
	December 31, 2015	Adjustments	December 31, 2015
Revenues:
Rental revenues [1]	$17,254	$(3,147)	$14,107
Management fee and other revenues	910	—	910
Other revenues	236	—	236
Total revenues	18,400	(3,147)	15,253
Expenses:
Facility rent expense	5,758	—	5,758
Depreciation and amortization [2]	7,345	(2,085)	5,260
General and administrative expense	10,544	—	10,544
Other operating expense [3]	2,394	(103)	2,291
Total expenses	26,041	(2,188)	23,853

Loss from operations	(7,641)	(959)	(8,600)

Other (income) / expense:
Interest expense, net [4]	8,462	(2,598)	5,864
Loss on extinguishment of debt [5]	680	1,076	1,756
Gain on disposal of assets [6]	—	(6,679)	(6,679)
Other expense [7]	918	(228)	690
Total other (income) / expense, net	10,060	(8,429)	1,631

Loss from continuing operations before income taxes	(17,701)	7,470	(10,231)
Income tax expense	110	—	110
Loss from continuing operations	(17,811)	7,470	(10,341)

Preferred stock dividends	(5,208)	—	(5,208)

Net loss attributable to AdCare Health Systems, Inc. Common Stockholders [8]	$(23,019)	$7,470	$(15,549)

Net loss (income) per share of common stock attributable to
AdCare Health Systems, Inc.
Basic and diluted:
Continuing operations	$(1.17)		$(0.79)

Weighted average shares of common stock outstanding:
Basic and diluted	19,680		19,680
Notes:
1.Eliminates the results of rent revenues for the Arkansas Facilities.
2.Adjusts depreciation for the Arkansas Facilities.
3.Eliminates other operating expenses, such as private mortgage insurance associated with the Arkansas Facilities.
4.Interest expense eliminated on sale of Arkansas Facilities, net of $300 interest income on the Skyline Note.
5.Costs associated with write-off of deferred financing costs and prepayment penalties on early retirement of debt.
6.Gain on sale of Arkansas Facilities.
7.Expenses saved associated with payment of property taxes on sold Arkansas Facilities.
8. Amount excludes net loss from discontinued operations of $4,892 and loss attributable to non controlling interests of $815.